701-7 Koehler Avenue, Suite 7 - Ronkonkoma, NY 11779
(631) 981-9700 - www.lakeland.com

FOR IMMEDIATE RELEASE

Lakeland Industries Announces Termination of DuPont Licensing Agreement

RONKONKOMA, NY – July 15, 2011 -- Lakeland Industries, Inc. (NASDAQ: LAKE), a leading manufacturer of industrial protective clothing for industry, municipalities, healthcare and to first responders on the federal, state and local levels, today announced that due to its successful overall global growth strategy, Lakeland does not expect the termination of its licensing relationship with DuPont to have a significant impact on Company earnings in FY12 or FY13.

According to Christopher J. Ryan, CEO of Lakeland Industries, Inc., “While products made from DuPont-branded fabrics have long been an important part of Lakeland’s product mix, in recent years we have been very successfully growing our own branded product lines. This was according to a prudent strategy to reduce excessive reliance upon any one supplier.

We have also aggressively globalized our business over the last decade to take advantage of the fast growth in emerging markets/BRIC countries, and we are achieving excellent results in Canada and Europe.  As a result, we are in a position where the loss of DuPont-supplied fabrics will have a much smaller impact on our overall business and profit than it would have a few years ago.

So while there will doubtless be some impact on the remainder of FY12 and early FY13, overall FY12 and FY13 earnings should not be significantly impacted. We are still projecting much improved operating earnings over FY11 for both years.

In summary, we believe the company continues to be well positioned for long-term growth as it carries on the successful execution of its global strategy.”

About Lakeland Industries, Inc.:
Lakeland Industries, Inc. (NASDAQ: LAKE) manufactures and sells a comprehensive line of safety garments and accessories for the industrial protective clothing market. The Company's products are sold by a direct sales force and through independent sales representatives to a network of over 1,200 safety and mill supply distributors. These distributors in turn supply end user industrial customers such as chemical/petrochemical, automobile, steel, glass, construction, smelting, janitorial, pharmaceutical and high technology electronics manufacturers, as well as hospitals and laboratories. In addition, Lakeland supplies federal, state, and local government agencies, fire and police departments, airport crash rescue units, the Department of Defense, the Centers for Disease Control and Prevention, and many other federal and state agencies.

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Safe Harbor Statement

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements, without limitation, regarding our expectations, beliefs, intentions or strategies regarding the future. We intend that such forward-looking statements be subject to the safe-harbor provided by the Private Securities Litigation Reform Act of 1995. All statements that are not historical are forward-looking. Forward-looking statements may relate to, but are not limited to, the effect of agreements described above but also on our international and total revenues and the size and growth of the International markets for protective apparel. Such forward-looking statements are based upon current information and expectations. These estimates and statements speak only as of the date on which they are made, are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict.

For more information concerning Lakeland, please visit the Company online at www.lakeland.com.

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Contacts:

Lakeland Industries
631-981-9700
Christopher Ryan, CEO,
CJRyan@lakeland.com
Gary Pokrassa, CFO,
GAPokrassa@lakeland.com
701-7 Koehler Avenue, Suite 7
Ronkonkoma, NY 11779
www.lakeland.com

Darrow Associates for Lakeland Industries
631-367-1866
Jordan Darrow
jdarrow@darrowir.com